                                                                    Exhibit 12.1

                     Prime Group Realty Trust and The Predecessor

               Statements Regarding Computation of Ratios of Earnings
            to Combined Fixed Charges and Preferred Share Distributions
                                (Dollars in Thousands)

                                                                Prime Group Realty Trust - Historical
                                                   -----------------------------------------------------------------
                                                                                                     Period from
                                                                                                     November 17,
                                                              March 31,               Year ended    1997 through
                                                   -------------------------------    December 31,   December 31,
                                                         1999            1998            1998            1997
                                                   -----------------------------------------------------------------
Earnings:
   Income before preferred share distributions and
     minority interests per the consolidated
     financial statements                               $ 8,068         $ 5,191         $30,866          $1,427
   Interest expense                                      10,378           6,415          30,901           1,680
   Amortization of debt issuance costs                      474             281           1,230             140
                                                   -----------------------------------------------------------------
Earnings                                                $18,920         $11,887         $62,997          $3,247
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Fixed charges:
   Interest expense                                     $10,378         $ 6,415         $30,901          $1,680
   Capitalization of interest expense                     1,117              80           2,498               -
   Amortization of debt issuance costs                      474             281           1,230             140
   Preferred share distributions                          3,000             700           7,971             345
                                                   -----------------------------------------------------------------
Total fixed charges                                     $14,969         $ 7,476         $42,600          $2,165
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Ratio of earnings to combined fixed charges and
   preferred share distributions                          1.26            1.59             1.48            1.50
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Excess of earnings to combined fixed charges and
   preferred share distributions                        $ 3,951         $ 4,411         $20,397          $1,082
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Funds from operations:
   Funds from operations                                $13,209         $ 9,769         $46,762          $3,619
   Interest expense                                      10,378           6,415          30,901           1,680
   Amortization of debt issuance costs                      474             281           1,230             140
   Preferred share distributions                          3,000             700           7,971             345
                                                   -----------------------------------------------------------------
Adjusted funds from operations                          $27,061         $17,165         $86,864          $5,784
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------

Fixed charges:
   Interest expense                                     $10,378         $ 6,415         $30,901          $1,680
   Capitalization of interest expense                     1,117              80           2,498               -
   Amortization of debt issuance costs                      474             281           1,230             140
   Preferred share distributions                          3,000             700           7,971             345
                                                   -----------------------------------------------------------------
Total fixed charges                                     $14,969         $ 7,476         $42,600          $2,165
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Ratio of funds from operations to combined fixed
   charges and preferred share distributions               1.81            2.30            2.04            2.67
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------

Excess of funds from operations to combined fixed
   charges and preferred share distributions            $12,092         $ 9,689         $44,264          $3,619
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------

                                                                   Exhibit 12.1

                     Prime Group Realty Trust and The Predecessor

                Statements Regarding Computation of Ratios of Earnings
             to Combined Fixed Charges and Preferred Share Distributions

                               (Dollars in Thousands)

                                                                       Predecessor - Historical
                                                   -----------------------------------------------------------------
                                                    Period from
                                                     January 1,
                                                    1999 through                Year ended December 31,
                                                     November 16,  -------------------------------------------------
                                                         1997            1996            1995            1994
                                                   -----------------------------------------------------------------
Earnings:
   Loss before preferred share distributions and
     minority interests per the combined
     financial statements                              $(29,050)       $(31,417)       $(29,576)       $(22,062)
   Interest expense                                      34,417          37,217          36,234          33,387
   Amortization of debt issuance costs                      630             594           1,148             714
                                                   -----------------------------------------------------------------
Earnings                                               $  5,997        $  6,394        $  7,806        $ 12,039
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Fixed charges:
   Interest expense                                    $ 34,417        $ 37,217        $ 36,234        $ 33,387
   Capitalization of interest expense                         -               -               -               -
   Amortization of debt issuance costs                      630             594           1,148             714
   Preferred share distributions                              -               -               -               -
                                                   -----------------------------------------------------------------
Total fixed charges                                    $ 35,047        $ 37,811        $ 37,382        $ 34,101
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Ratio of earnings to combined fixed charges and
   preferred share distributions                              -               -               -               -
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Deficit of earnings to combined fixed charges and
   preferred share distributions                       $(29,050)       $(31,417)       $(29,576)       $(22,062)
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------

Funds from operations:
   Funds from operations                               $(14,461)       $(17,367)       $(12,733)       $(12,930)
   Interest expense                                      34,417          37,217          36,234          33,387
   Amortization of debt issuance costs                      630             594           1,148             714
   Preferred share distributions                              -               -               -               -
                                                   -----------------------------------------------------------------
Adjusted funds from operations                         $ 20,586        $ 20,444        $ 24,649        $ 21,171
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Fixed charges:
   Interest expense                                    $ 34,417        $ 37,217        $ 36,234        $ 33,387
   Capitalization of interest expense                         -               -               -               -
   Amortization of debt issuance costs                      630             594           1,148             714
   Preferred share distributions                              -               -               -               -
                                                   -----------------------------------------------------------------
Total fixed charges                                    $ 35,047        $ 37,811        $ 37,382        $ 34,101
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------
Ratio of funds from operations to combined fixed
   charges and preferred share distributions                  -               -               -               -
                                                   -----------------------------------------------------------------
Deficit of funds from operations to combined
   fixed charges and preferred share
   distributions                                       $(14,461)       $(17,367)       $(12,733)       $(12,930)
                                                   -----------------------------------------------------------------
                                                   -----------------------------------------------------------------

                                     - 23 -